                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 28, 2009

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           New Jersey              001-33088                      22-2956711
           ----------              ---------                      ----------
(State Or Other Jurisdiction Of    (Commission                  (IRS Employer
         Incorporation)            File Number)              Identification No.)


                   135 Chestnut Ridge Road, Montvale, NJ 07645
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ivivi Technologies, Inc. (the "Company") entered into a Forbearance Agreement (the "Forbearance Agreement") dated August 31, 2009 with Emigrant Capital Corp. (the "Lender"). Pursuant to the terms of the Forbearance Agreement, the Lender has agreed to forbear, through September 9, 2009 (unless a termination event occurs under the Forbearance Agreement), from requiring the Company to repay the principal and interest due under the Convertible Promissory Note (the "Note") in the principal amount of $2.5 million. The maturity date under the Note was August 30, 2009. The Forbearance Agreement also provides for an increase in the interest rate under the Note to the lesser of (i) 18% or (ii) the maximum rate permitted by law during the forbearance period. The Lender has agreed to the forbearance in order to provide the Company with the ability to continue (i) negotiating the previously announced potential transaction with Ajax Capital, LLC ("Ajax"), an entity owned by Steven Gluckstern, the Company's Chairman, President, Chief Executive Officer and Chief Financial Officer, and (ii) solicit other proposals. Although the Company expects to continue discussing further extensions of the repayment of the loan with the Lender as needed to complete a transaction, the Company may not be able to successfully enter into such extensions as needed. In the event the Company does not successfully negotiate with the Lender, the Company will not be able to meet its obligations under the Note and the Lender will have the right to foreclose under the Note, which is secured by all of the Company's assets. In such an event, the Company would have to cease its operations or seek alternatives, including filing for bankruptcy protection. In addition, there can be no assurance that the Company will be able to complete a transaction with Ajax or any other potential acquirer or investor.

The description of the Forbearance Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2009, our Chief Financial Officer, Alan Gallantar, left the Company and his employment agreement with us terminated, except with respect to certain post-employment restrictive covenants. Pursuant to a separation agreement, in exchange for providing us with a release of claims, Mr. Gallantar received a severance payment equal to $38,925. As previously disclosed, Steven Gluckstern, our Chairman, President and Chief Executive Officer, will take on the additional role as our Chief Financial Officer.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 30, 2009, the Company received a letter (the "FINRA Letter") from the staff (the "Staff") of the Financial Industry Regulatory Authority ("FINRA"), pursuant to which the Staff notified the Company that, under NASD Rule 6530 (the "Rule"), it is not current in its reporting obligations with respect to its Form 10-Q for the period ended June 30, 2009 (the "10-Q"). The 10-Q was due on August 14, 2009 and, in accordance with the Rule, the Company has been provided with a period of 30 calendar days, or until the end of business on September 21, 2009 (the "expiration date"), to regain compliance by filing the Report. The FINRA Letter indicates that the Company's securities will be removed from the OTC Bulletin Board (the "OTCBB") if the 10-Q is not received by the expiration date.

The Company intends to file its 10-Q prior to the expiration date provided by the Rule. However, if the Company does not file the 10-Q prior to the expiration date, its securities will be removed from the OTCBB. There can be no assurance that the Company's securities will continue to be listed on the OTCBB prior to the filing of the 10-Q.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Forbearance Agreement dated August 31, 2009 by and between Ivivi Technologies, Inc. and Emigrant Capital Corp.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       IVIVI TECHNOLOGIES, INC.


                                       By: /s/ Andre' DiMino
                                           -------------------------------------
                                           Name: Andre' DiMino
                                           Title: Executive VP-Manufacturing and
                                                  Technology and Chief Technical
                                                  Officer

Date: September 2, 2009